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                                   1,000,000 SHARES

                                DATA DIMENSIONS, INC.

                                     COMMON STOCK

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                                UNDERWRITING AGREEMENT

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                                                                          , 1996
                                                        ------------------

Cruttenden Roth Incorporated
   As Representative of the Several Underwriters
   Named in Schedule I Attached Hereto
18301 Von Karman
Irvine, California  92715-1009

Dear Sirs:

    Data Dimensions, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule II hereto (collectively, the "Selling Stockholders"), severally propose to issue and sell an aggregate of 1,000,000 shares of the Company's Common Stock, $0.001 par value (the "Common Shares"), to Cruttenden Roth Incorporated (the "Representative") and the several underwriters named in Schedule I hereto (collectively with the Representative, the "Underwriters" and individually, an "Underwriter," which terms shall also include any Underwriter substituted as hereinafter provided in Section 12). The Common Shares consist of 951,666 shares to be issued and sold by the Company and 48,334 outstanding shares to be sold by the Selling Stockholders. The aforementioned 1,000,000 Common Shares to be issued and sold to the several Underwriters by the Company and the Selling Stockholders are hereinafter referred to as the "Offered Shares." The Offered Shares shall be offered to the
public at an initial offering price of $     per Offered Share (the "Offering
Price").

    In addition, the several Underwriters, in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company within 45 days after the Effective Date (as

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hereinafter defined), for their own account for offering to the public at the
Offering Price, up to 150,000 additional Common Shares (the "Optional Shares"), upon the terms and conditions set forth in Section 5 hereof. The Offered Shares and the Optional Shares are hereinafter collectively referred to as the "Shares." The Company, intending to be legally bound hereby, confirms its agreement with each of the Underwriters as follows:

    1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

              (a) The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations, releases and instructions (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times and has filed with the SEC a registration statement on Form SB-2 (File No. 333-841) and one or more amendments thereto registering the Shares under the Act. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in any form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 6(a) of this Agreement and deemed by virtue of Rule 430A of the Regulations to be part of such registration statement at the time it was declared effective, each as amended at the time such registration statement became effective, are hereinafter collectively referred to as the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto is hereinafter referred to as the "Prospectus."

              (b) The Registration Statement has or will become effective under the Act as of the Effective Date, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus nor has the SEC instituted, threatened to institute or, to the Company's knowledge, contemplated proceedings with respect to such an order.
         The Company has not received any stop order suspending the sale of the Shares in any jurisdiction designated by the Representative pursuant to Section 6(f) hereof, and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened or contemplated. The Company has complied with any request of the SEC and, to the Company's knowledge, any state securities commission in a state designated by the Representative pursuant to Section 6(f) hereof, for additional information to be included in the Registration Statement or Prospectus or otherwise. Each Preliminary Prospectus conformed to the Act and the Regulations as of its date and did not as of its date contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing

                                          2

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         shall not apply to statements in or omissions from any Preliminary
         Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein. The Registration Statement on the date on which it was declared effective by the SEC (the "Effective Date") conformed, and any post-effective amendment thereof on the date it shall become effective, and the Prospectus at the time it is filed with the SEC pursuant to Rule 424(b) of the Regulations and on the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 5(b) hereof) will conform, to the requirements of the Act and the Regulations, and neither the Registration Statement, any post-effective amendment thereof nor the Prospectus will, on any of such respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein. It is understood that the written information described in Section 13 constitutes the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

              (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

              (d) The Company does not own any stock or other equity interest in, or control, directly or indirectly, any corporation, partnership or other entity.

              (e) The Company has all necessary corporate power and authority to execute and deliver the Warrant to purchase Common Shares to be issued and sold to the Representative under the terms of the Warrant Agreement (as hereinafter defined) in accordance with Section 6(p) of this Agreement (the "Representative's Warrant").

              (f)  This Agreement, the Warrant Agreement and the
         Representative's Warrant have been duly authorized, executed and delivered by the Company and constitute its valid and binding obligations, enforceable against the Company in

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         accordance with their respective terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. This Agreement, the Warrant Agreement and the Representative's Warrant conform to the description thereof in the Prospectus.

              (g) The execution, delivery and performance of this Agreement, the Warrant Agreement and the Representative's Warrant by the Company does not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any terms or provisions of the Certificate of Incorporation or By-laws of the Company, as amended to the date hereof and the Closing Date or Option Closing Date, as the case may be; (B) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound or affected, the effect of which would have a material adverse effect on the business or properties of the Company; (C) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses or (D) result in a breach, termination or lapse of the power and authority of the Company to own or lease and operate its properties and conduct its business as described in the Prospectus, the effect of which would have a material adverse effect on the business or properties of the Company.

              (h) The Company has authorized and outstanding capital stock and, as of the date or dates indicated the Company had the capitalization, set forth under the caption "Capitalization" in the Prospectus and will have the as-adjusted capitalization set forth under the caption "Capitalization" in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus.

              (i) The authorized capital stock of the Company, including, without limitation, the outstanding Common Shares and the Shares being issued on the Closing Date and Option Closing Date (if any and to the extent applicable), conforms to the descriptions thereof in the Prospectus, and such descriptions conform to the descriptions thereof set forth in the instruments defining the same. The information in the Prospectus insofar as it relates to outstanding options that

                                          4

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         have been granted to employees, consultants and directors, the
         Representative's Warrant and the Warrants, in each case as of the Effective Date, the Closing Date and any Option Closing Date, is true, correct and complete in all material respects.

              (j) The outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Employee Options and the Warrants have been duly authorized and validly issued and are valid and binding obligations enforceable against the Company in accordance with their terms, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Warrant Agreement and the Representative's Warrant, as of the Closing Date, will have been duly authorized and validly issued and, when executed and delivered by the Company, will be valid and binding obligations enforceable against the Company in accordance with their terms, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Common Shares issuable pursuant to the Employee Options, the Representative's Warrant and the Warrants, when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. None of such outstanding Common Shares, Employee Options, or Warrants were, and none of the Representative's Warrant or such issuable Common Shares will be, issued in violation of any preemptive rights of any security holder of the Company. The Company has reserved a sufficient number of Common Shares for issuance pursuant to the Employee Options, the Representative's Warrant and the Warrants. The holders of the outstanding Common Shares are not, and will not be, subject to personal liability solely by reason of being such holders, and the holders of the Common Shares issuable pursuant to the Employee Options, the Representative's Warrant and the Warrants will not be subject to personal liability solely by reason of being such holders. The offers and sales of the outstanding Common Shares, the Employee Options and the Warrants were, and the issuance of the Common Shares pursuant to the Employee Options, the Representative's Warrant and the Warrants will be, made in conformity with applicable registration requirements or exemptions therefrom under federal and applicable state securities laws.

              (k) The issuance and sale of the Shares by the Company have been duly authorized and, when the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the Shares will be issued in violation of any preemptive rights of any stockholder of the Company. The certificates representing the Shares are in proper legal form under, and conform to the requirements of the Delaware General Corporation Law, as amended (the "GCL"). Neither the filing of the Registration Statement nor the offering or sale

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         of the Shares as contemplated by this Agreement gives any security holder of the Company any rights, other than those which have been waived, for or relating to the registration of any Common Shares or other security of the Company.

              (l) No consent, approval, authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid authorization, issuance, sale and delivery by the Company of any of the Shares, or for the execution, delivery or performance by the Company of this Agreement, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which consent, approval and authorization have been obtained, and for compliance with the applicable state securities or Blue Sky laws, or the By-laws, rules and other pronouncements of the National Association of Securities Dealers, Inc. (the "NASD"). The Common Shares are registered under Section 12(g) of the Exchange Act and all necessary filings have been made to include the Shares in such registration. Upon the effectiveness of the Registration Statement, the Common Shares will be listed on the NASD's Nasdaq SmallCap Market. The Company has taken no action designed, or likely, to have the effect of terminating the registration of the Common Shares under
         Section 12(g) of the Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.

              (m) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, the information required to be disclosed under the Act and the Regulations, and there are no contracts, agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed, as required.

              (n) The financial statements (including the notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position of the Company, as of the respective dates thereto, and the results of operations and cash flows of the Company, for the periods indicated therein, all in conformity with generally accepted accounting principles consistently applied, except as may be otherwise stated therein. The supporting schedules included in the Registration Statement fairly state the information required to be stated therein in relation to the basic financial statements taken as a whole. The financial information included in the Prospectus under the captions "Prospectus Summary" and "Selected Financial Data" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

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              (o)  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change (including, whether or not insured against, any material loss or damage to any assets), or development involving a prospective material adverse change, in the general affairs, properties, assets, management, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company, (B) any transaction entered into by the Company that is material to the Company and not in the ordinary course of business, (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (D) any liabilities or obligations, direct or indirect, incurred by the Company that are material to the Company, or
         (E) any material change in the short-term debt or long-term debt of the Company. The Company does not have any contingent liabilities or obligations that are material and that are not disclosed in the Prospectus.

              (p) The Company has not distributed and, prior to the later to occur of the Closing Date, the Option Closing Date or the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, each Preliminary Prospectus and the Prospectus, in any such case only as permitted by the Act and the Regulations.

              (q) The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed, or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes, is not a party to any pending action or proceeding by any foreign or domestic governmental agencies for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company that might materially adversely affect the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company.

              (r) BDO Seidman, LLP, which is certifying the financial statements included in the Prospectus and forming a part of the Registration Statement, is a firm of independent public accountants as required by the Act and the Regulations.

              (s) The Company is not in violation of, or in default under, any of the terms or provisions, of (A) its Certificate of Incorporation or By-laws, each as amended to the date hereof, the Closing Date or the Option Closing Date, as the case may be, (B) any indenture, mortgage, deed of trust, contract, loan or credit

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         agreement, commitment or other agreement or instrument to which the
         Company is a party or by which it or any of its properties are bound or affected, (C) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses or (D) any license, permit, certification, registration, approval, consent or franchise referred to in subsections (b) or (c) of this Section 1, except where such violation or default would not have a material adverse effect on the business or properties of the Company.

              (t) There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries pending before or, to the Company's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitrational tribunal, relating to or affecting the Company or its properties or businesses that might affect the issuance or validity of any of the Shares or the validity of any of the outstanding Common Shares, or that, if determined adversely to the Company, would, in any case or in the aggregate, result in any material adverse change in the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects, of the Company; nor, to the Company's knowledge, is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company from, or requiring the Company to take or refrain from taking any action, or to which the Company, or any of its properties, assets or businesses is bound or subject.

              (u) Except as otherwise stated in the Prospectus, the Company owns, or possesses adequate rights to use all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from the Company's businesses), trade secrets, confidential information, processes and formulations necessary for, used in or proposed to be used in the conduct of its business as described in the Prospectus (collectively, the "Intellectual Property") that, if not so owned or possessed, would materially adversely affect the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company. The Company has not infringed, is not infringing and has not received any notice of conflict with the asserted rights of others with respect to the Intellectual Property, and, to the Company's knowledge, no others have infringed upon or are in conflict with the Intellectual Property.

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              (v)  The Company has obtained all permits, licenses and other authorizations that are required, to the extent required, under all environmental laws (collectively, the "Environmental Laws"), other than any permits, licenses or other authorizations which, if not obtained, would not have a material adverse effect on the business or properties of the Company. The Company is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except where the failure to so comply would not have a material adverse effect on the Company.

              (w) There are no present or, to the Company's knowledge, past events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the business as currently being conducted by the Company that interfere with or prevent compliance with or continued compliance with the Environmental Laws, the non-compliance with which would have a material adverse effect on the Company, or which would be reasonably likely to give rise to any material legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, community or environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste, which claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up would have a material adverse effect on the Company.

              (x) The Company has good and marketable title to all personal property (tangible and intangible) described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances, except such as are described in the Prospectus or which are not material to the business of the Company. The Company has adequately insured the personal property of the Company against loss or damage by fire or other casualty and maintains, in adequate amounts, insurance against such other risks as management of the Company deems appropriate. The Company does not own any real property, and all real property used or leased by the Company, as described in the Prospectus (the "Premises"), is held by the Company under a valid, subsisting and enforceable lease, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Premises, and all operations conducted thereon, are now and, since the Company began to use such Premises, always have been and, to the Company's knowledge, prior to when the Company began to use such Premises, always had been, in compliance with the Environmental Laws. There is no, and the Company has not received notice of any, claim, demand, investigation, regulatory action, suit or

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         other action instituted or threatened against any of them or the
         Premises relating to any of the Environmental Laws. The Company has not received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with hazardous substances (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises.

              (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (z) No unregistered securities of the Company have been sold by the Company or on behalf of the Company by any person or persons controlling, controlled by or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

              (aa) Each contract or other instrument (however characterized or described) to which the Company is a party or by which any of the properties or business of it is bound or affected and to which reference has been made in the Prospectus or which has been filed as an exhibit to the Registration Statement has been duly and validly executed by the Company, and by the other parties thereto. Except as described in the Prospectus, each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and neither the Company, nor any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

              (bb) Except as disclosed in the prospectus, and except for the Company's 401(k) plan, the Company has no employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements (collectively, "Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). To the Company's knowledge, all Plans that are subject to ERISA are, and have been at all times since their establishment, in compliance with ERISA and, to the extent required by the Internal Revenue

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         Code of 1986, as amended (the "Code"), in compliance with the Code.
         To the Company's knowledge, the Company has not had any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA or any defined benefit plan or multiemployer plan. To the Company's knowledge, the Company has not maintained retiree life and retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code. To the Company's knowledge, no fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a "prohibited action" as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

              (cc) To the Company's knowledge, no labor dispute exists with the employees of the Company and no such labor dispute is imminent. There is no existing or, to the Company's knowledge, imminent labor disturbance by the employees of any of the Company's principal suppliers, contractors or customers (including, without limitation, any distributors or end-users of its products).

              (dd) Except for certain compensation to be paid to the Representative, the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein.

              (ee) Except as described in the Prospectus, the Company is not a party to, and is not bound by, any agreement pursuant to which any material royalties, honoraria or fees are payable by the Company to any person by reason of the ownership or use of any Intellectual Property.

              (ff) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-B of the Regulations.

              (gg) The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to continue to conduct, its affairs in such a manner to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

              (hh) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any political activity, (B) made any unlawful payment to foreign or domestic governments or governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         Any certificate signed by any officer of the Company in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

    2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to each Underwriter that:

              (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

              (b) Upon delivery of and payment for such Shares pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

              (c) Such Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement between the Selling Stockholders and American Stock Transfer & Trust Company as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

              (d) The power of attorney signed by such Selling Stockholder appointing Larry W. Martin and William H. Parsons, or either one of them, as his attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms and, pursuant to such power of attorney, such Selling Stockholder has authorized Larry W. Martin and William H. Parsons, or either one of them, to execute and deliver on his behalf this Agreement, the Custody Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

              (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

              (f) The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Stockholder, if not an individual, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

              (g) Such parts of the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relate to such Selling Stockholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

              (h) At any time during the period described in paragraph 6(b) hereof, if there is any change in the information referred to in paragraph 2(g) above, the Selling Stockholder will immediately notify you of such change.

              (i) Such Selling Stockholder is not aware, and has no reason to believe, that any of the representations and warranties of the Company set forth in Section 1 above is untrue or inaccurate in any material respect.

    3. PURCHASE AND SALE OF OFFERED SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company shall sell 951,666 Offered Shares; and (ii) each Selling Stockholder agrees, severally and not jointly, to sell the number of Offered Shares set forth opposite such Selling Stockholder's name in Schedule II hereto, to the several Underwriters at the

Offering Price less the underwriting discount shown on the cover page of the Prospectus (the "Underwriting Discount"), and the Underwriters, severally and not jointly, shall purchase from the Company and the Selling Stockholders, on a firm commitment basis, at the Offering Price less the Underwriting Discount, the respective Offered Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally, and not jointly, and, except as provided in Sections 5 and 12 hereof, the agreement of each Underwriter is to purchase only that number of Offered Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Offered Shares to the public as set forth in the Prospectus.

     4. PAYMENT AND DELIVERY. Payment for the Offered Shares shall be made to the Company by certified or official bank check payable to the order of the Company in next day funds, at the offices of Garvey, Schubert & Barer, Seattle, Washington, or at such other location as shall be agreed upon by the Company and the Representative, or in immediately available funds wired to such account or accounts as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement (including, but not limited to, interest or cost of funds expenses) to be borne by the Company), against delivery of the Offered Shares to the Representative at such place as you shall designate, for the respective accounts of the Underwriters. Such payments and delivery will be made at 7:00 a.m., Pacific time, on the fourth business day after the date of this Agreement or at such other time and date not later than four business days thereafter as the Representative and the Company shall agree upon. Such time and date are referred to herein as the "Closing Date." The certificates representing the Offered Shares to be sold and delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of the Company's Transfer Agent, on the business day prior to the Closing Date. The Representative has advised the Company that each Underwriter has authorized the Representative to accept delivery of the Offered Shares and to make payment and receipt therefor.

     5.   OPTION TO PURCHASE OPTIONAL SHARES.

          (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by the Company to purchase all or any part of the Optional Shares from the Company (the "Over-allotment Option"). The purchase price per share to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discount. The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters as to all or any part of the Optional Shares at any time (but not more than once) within 45 days after the Effective Date. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

          (b) The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when sent), addressed as provided in Section 14 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than either three full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representative that is not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as the "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as the "Option Closing." The number of Optional Shares to be sold to each Underwriter pursuant to the exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Offered Shares opposite the name of such Underwriter in
     Schedule I hereto bears to the total number of all Offered Shares; subject, however, to such adjustment as the Representative may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in Section 10 of the Agreement Among Underwriters. Upon the exercise of the Over-allotment Option, the Company shall become obligated and sell to the Representative for the respective accounts of the Underwriters, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, and the several Underwriters shall become severally, but not jointly, obligated to purchase from the Company, the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

          (c) Payment for the Optional Shares shall be made to the Company by certified or official bank check payable to the order of the Company in next day funds, at the office of Garvey, Schubert & Barer, Seattle, Washington, or such other location as shall be agreed upon by the Company and the Representative, or in immediately available funds wired to such account as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to, interest or cost of funds expenses) to be borne by the Company), against delivery of the Optional Shares to the Representative at such place as you shall designate, for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Option Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of the Company's Transfer Agent on the business day prior to the Option Closing Date.

     6. CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

          (a) If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representative of the time and manner of such filing.

          (b) The Company will not at any time, whether before or after the Registration Statement shall have become effective, during such period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representative have not been previously advised and furnished a copy, or which is not in compliance with the Regulations, or, during the period before the distribution of the Offered Shares and the Optional Shares is completed, file or publish any amendment or supplement to the Registration Statement or Prospectus to which the Representative reasonably objects in writing.

          (c) The Company will use its best efforts to cause the Registration Statement, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective and will advise the Representative immediately, and confirm such advice in writing,
     (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, is filed with the SEC, (ii) of the receipt of any comments from the SEC, (iii) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (iv) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information,
     (v) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event which in the Company's judgment makes any material statement in the Registration Statement or the Prospectus untrue or which requires any changes to be made in the Registration Statement or Prospectus in order to make any material statements therein not misleading and (vi) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or of the initiation or threatening of any proceedings for any such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain as soon as possible the lifting thereof.

          (d) The Company has delivered to the Representative, without charge, and will continue to deliver from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to the Representative, without charge, as soon as possible after the Effective Date, and thereafter from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended, if the Company makes any supplements or amendments to the Prospectus) as the Representative may reasonably request. The Company hereby consents to the use of such copies of each Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered or sold by the several Underwriters and by all dealers to whom Shares may be offered or sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. The Company has furnished or will furnish to the Representative two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Effective Date, two copies of all exhibits filed therewith and two signed copies of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative may reasonably request.

          (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of offers and sales of, and dealings in, the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

          (f) The Company will furnish such information as may be required and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determines to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale.

          (g) Subject to subsection (b) of this Section 6, in case of any event, at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act and Regulations, as a result of which event any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the judgment of the Company or in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any

     Preliminary Prospectus or the Prospectus to comply with the Act and Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish to the Representative such number of copies of such amendment or amendments or supplement or supplements to such Preliminary Prospectus or the Prospectus (in form and substance satisfactory to the Representative and counsel for Underwriters) as the Representative may reasonably request. For purposes of this subsection, the Company will furnish such information to the Representative, the Underwriters' counsel and counsel for the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Representative and the Underwriters' counsel such further information as each may from time to time reasonably request. If the Company and the Representative agree that any Preliminary Prospectus or the Prospectus should be amended or supplemented, the Company, if requested by the Representative, will, if and to the extent required by law, promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

          (h) The Company will make generally available to its security holders as soon as practicable and in any event not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act, the Regulations, the Exchange Act or the rules or regulations thereunder) that shall comply with
     Section 11(a) of the Act and cover a period of at least 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date.

          (i) For a period of five years from the Effective Date, the Company will deliver to the Representative upon request: (A) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed with or furnished to the SEC or any securities exchange or the NASD, as soon as practicable after the date each such report or document is so filed or furnished,
     (B) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders and
     (C) every material press release in respect of the Company or its affairs that was released or prepared by the Company.

          (j) During the course of the distribution of the Shares, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares.

          (k) The Company will cause each person listed on Schedule III hereto to execute a legally binding and enforceable agreement (a "lockup agreement") to, for the period specified on Schedule III hereto, not sell, offer to sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any Common Shares (except for the sale of the Shares as contemplated by this Agreement), any options to purchase Common Shares or any securities convertible into or exchangeable for Common Shares (excluding the issuance of Common Shares pursuant to the Employee Options) without the prior written consent of the Representative, which lockup agreement shall be in form and substance satisfactory to the Representative and the Underwriters' counsel, and deliver such lockup agreement to the Representative prior to the Effective Date. Appropriate stop transfer instructions will be issued by the Company to the transfer agent for the securities affected by the lockup agreements.

          (l) The Company will not sell, issue, contract to sell, offer to sell or otherwise dispose of any Common Shares, options to purchase Common Shares or any other security convertible into or exchangeable for Common Shares, from the date of the Effective Date through 180 days after the Effective Date, without the prior written consent of the Representative, except for the sale of the Shares as contemplated by this Agreement, the granting of options, and the issuance of Common Shares upon their exercise, under the Company's stock option plans described in the Prospectus, the issuance of Common Shares pursuant to the Employee Options and the Warrants and the issuance of the Representative's Warrant.

          (m) The Company will use all reasonable efforts to maintain the inclusion of the Common Shares on the Nasdaq SmallCap Market.

          (n) The Company shall, at its sole cost and expense, supply and deliver to the Representative and the Underwriters' counsel, within a reasonable period after the Closing Date, six transaction binders, each of which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, each Preliminary Prospectus, the Prospectus, the Preliminary Blue Sky Memorandum and any supplement thereto and all underwriting and other closing documents.

          (o) The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus and shall file such reports with the SEC with respect to the sale of such Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

          (p) On the Closing Date, the Company shall sell to the Representative, at a purchase price of $0.001 per warrant, a Representative's Warrant to purchase 100,000 Common Shares. Such Representative's Warrant shall be issued pursuant to the terms of the Warrant Agreement and shall have an exercise price per share equal to $______, shall be exercisable during the period beginning on the first anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date, and shall contain customary anti-dilution and registration rights provisions.

     7.   PAYMENT OF EXPENSES.

          (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including: (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, each Preliminary Prospectus, the Prospectus (including any supplement thereto), this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Power of Attorney, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum and any supplement thereto; (iii) the costs incident to the authentication, issuance, delivery and transfer of the Shares to the Underwriters; (iv) all taxes, if any, on the issuance, delivery and transfer of the Shares to be sold by the Company; (v) the fees, expenses and all other costs of qualifying the Shares for the sale under the securities or Blue Sky laws of those jurisdictions in which the Shares are to be offered or sold including the fees and disbursements of Underwriters' counsel and such local counsel as may have been reasonably required and retained for such purpose; (vi) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD exclusive of fees of the Underwriters' counsel; (vii) the filing fees of the SEC; (viii) the cost of furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus and the Prospectus (including any supplement or amendment thereto) as herein provided;
     (ix) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors and expenses associated with hosting such meetings, including meeting rooms, meals, facilities and ground transportation expenses; (x) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (xi) the fees for inclusion of the Shares on the Nasdaq SmallCap Market; (xii) the cost of printing and engraving certificates for the Shares; (xiii) the cost and charges of any transfer agent; and (xiv) all other costs and expenses reasonably incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 7, provided that, except as specifically set forth in subsection (c) of this Section 7, the Underwriters shall be responsible for their out-of-pocket expenses, including their lodging and travel expenses associated with meetings with the brokerage community and institutional investors, and the fees and expenses of their counsel for other than Blue Sky work.

          (b) The Company shall pay as due any registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the jurisdictions in which the Representative determines, after consultation with the Company, to offer or sell the Shares.

          (c) In addition to the foregoing expenses, the Company shall at the Closing Date pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received from the sale of the Offered Shares. In the event the Over-allotment Option is exercised, the Company shall pay to the Representative at the Option Closing Date an additional amount equal to three percent (3%) of the gross proceeds received upon exercise of the Over-allotment Option.

          (d) In the event the Underwriters are willing to proceed with the issuance and sale of the Offered Shares as contemplated by this Agreement and the Company elects not to proceed for any reason, the Company shall reimburse the Representative for all of their out-of-pocket expenses incurred in connection with the offering of the Offered Shares (including but not limited to the fees and disbursements of its counsel), in an amount not to exceed $150,000.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Offered Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which its right to purchase under Section 5 has been exercised on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy of the representations and warranties of the Company set forth herein, to the performance by the Company of its covenants, agreements and obligations hereunder and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 2:30 p.m., Pacific time, on the date of this Agreement, or at such later time or on such later date as the Representative may agree to in writing; if required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations and in accordance with subsection (a) of Section 6 hereof; on or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the act or any state securities law and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives' knowledge or the knowledge of the Company, shall be contemplated by the SEC or any authority in any jurisdiction designated by the Representative pursuant to subsection (f) of Section 6 hereof and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

          (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Warrant Agreement, the Representative's Warrant and the Shares and the form of the Registration Statement, each Preliminary Prospectus and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel to the Underwriters; the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters; and the Representative shall have received from the Underwriters' counsel, Heller,

     Ehrman, White & McAuliffe, a favorable opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representative individually and as the Representative of the several Underwriters with respect to the due authorization, execution and delivery of this Agreement, that the issuance and sale of the Shares have been duly authorized by the Company, that when the Shares have been duly delivered against payment therefor as contemplated by this Agreement, they will be validly issued, fully paid and non-assessable and that the Registration Statement has become effective under the Act.

          (c) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of any of the Shares.

          (d) The Representative shall have received copies of the lockup agreements described in subsection (k) of Section 6 signed by those persons set forth on Schedule III hereto.

          (e) The Representative shall have received at or prior to the Closing Date from the Underwriters' counsel a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Representative pursuant to subsection (f) of Section 6 hereof.

          (f) You shall have received on the Closing Date and on the Option Closing Date, if any, the following opinions of Garvey, Schubert & Barer, counsel for the Company, dated the Closing Date and the Option Closing Date, if any, and addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters:

               (i) the Company is a corporation validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

               (ii) to such counsel's knowledge after due inquiry (as defined in such counsel's opinion), the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;


               (iii) to such counsel's knowledge after due inquiry, the company owns no capital stock of, or other ownership interests in, any business;

               (iv) the Company has authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus; all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and non-assessable, are duly authorized for quotation on the Nasdaq SmallCap Market, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or to such counsel's knowledge after due inquiry, other rights, which have not been waived, to subscribe for or purchase securities;

               (v) the Shares to be issued and sold by the Company (A) hereunder and (B) under the Warrant Agreement have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement and the Warrant Agreement, respectively, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or, to such counsel's knowledge, other similar rights; the description set forth in the Prospectus of the Company's stock option, stock bonus and other stock plans or arrangements, and to such counsel's knowledge after due inquiry, the options or other rights granted and exercised thereunder, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights; to such counsel's knowledge after due inquiry, no securityholder of the Company has any right which has not been waived to require the Company to register the sale of any securities owned by such securityholder under the Act in the public offering contemplated by this Agreement; and no further approval or authorization of the stockholders or the Board of Directors of the Company is required for
     (A) the issuance and sale of the Shares to be sold by the Company or the transfer and sale of the Shares to be sold by the Selling Stockholders pursuant to this Agreement or (B) the issuance and sale of the Shares issuable upon exercise of the Warrant Agreement;

               (vi) this Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and (as to this Agreement) each of the Selling Stockholders and is a valid and binding agreement of the Company and (as to this Agreement) each Selling Stockholder, enforceable in accordance with its terms (except as rights to indemnity and contribution hereunder may be limited by applicable law);

               (vii) the authorized capital stock of the Company, including the Common Stock and the Shares, conforms as to legal matters to the description thereof contained in the Prospectus;

               (viii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

               (ix) the statements under the captions "Description of Capital Stock" in the Prospectus and Items 24 and 26 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

               (x) the Company is not in violation of its Certificate of Incorporation or By-Laws and, to counsel's knowledge after due inquiry, except as to defaults which individually and in the aggregate would not be material to the Company, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company is a party or by which it or its property is bound;

               (xi) the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company and (as to this Agreement) each Selling Stockholder, compliance by the Company and (as to this Agreement) each Selling Stockholder with all the provisions hereof and of the Warrant Agreement and the consummation of the transactions contemplated hereby and by the Warrant Agreement will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Certificate of Incorporation or By-Laws of the Company or (as to this Agreement) the organizational documents of any Selling Stockholder that is not an individual or, to such counsel's knowledge after due inquiry, any agreement, indenture or other instrument to which the Company or (as to this Agreement) any Selling Stockholder is a party or by which the Company or (as to this Agreement) any Selling Stockholder or their respective properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees known to such counsel and applicable to the Company or (as to this Agreement) any Selling Stockholder or their respective properties;

               (xii) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

               (xiii) to such counsel's knowledge, after due inquiry, the Company has not violated any applicable foreign, federal, state or local law or regulation, including without limitation any Environmental Laws, any federal or state law relating to discrimination in the hiring, promotion or pay of employees, any applicable federal or state wages and hours laws, and any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business, prospects, financial condition or results of operation of the Company;

               (xiv) to such counsel's knowledge, after due inquiry, the Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus; to such counsel's knowledge, after due inquiry, the Company has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company;

               (xv) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

               (xvi) to such counsel's knowledge, after due inquiry, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company except as disclosed in the Prospectus;

               (xvii) (1) the Registration Statement (including any registration statement filed under 462(b) of the Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Act, and (2) such counsel has no reason to believe that (except for financial statements, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          In giving such opinion with respect to the matters covered by clause
     (xvii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          In rendering such opinion, such counsel may rely, as to matters of fact, on certificates of officers of the Company and of government officials, in which case their opinion is to state that they are so doing and copies of said certificates are to be attached to the opinion.

          The opinion of Garvey, Schubert & Barer described in paragraph (f) above shall be rendered to you at the request of the Company and shall so state therein.

          (g) You shall have received on the Closing Date the following opinions of counsel for each Selling Stockholder, which counsel shall be reasonably satisfactory to counsel to the Underwriters. Each opinion shall be dated the Closing Date, addressed to Underwriters, and in form and scope satisfactory to counsel for the Underwriters, with reproduced copies or signed counterparts thereof for each of the Underwriters:

               (i) to such counsel's knowledge, after due inquiry, the Custody Agreement has been duly authorized, executed and delivered by each Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

               (ii) to such counsel's knowledge, after due inquiry, each Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by him in the manner provided in this Agreement and the Custody Agreement;

               (iii) to such counsel's knowledge, after due inquiry, upon delivery of the certificates for the Shares to be sold by each Selling Stockholder pursuant hereto and payment therefor, good and clear title will pass to the Underwriters (whom such counsel may assume to be bona fide purchasers), severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever, assuming in each case that the Underwriters have no notice of any adverse claim with respect to such Shares; and

               (iv) to such counsel's knowledge, after due inquiry, the power of attorney signed by each Selling Stockholder appointing Larry W. Martin and William H. Parsons, or either of them, as his attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder and is the valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such power of attorney, each of the Selling Stockholders has authorized Larry W. Martin and William H. Parsons, or either of them, to execute and deliver on their behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by them pursuant to this Agreement.

          (h) At the Closing Date and any Option Closing Date: (A) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform, in all material respects, to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the properties, condition (financial or otherwise), results of operations, stockholders' equity, business or management of the Company, from that set forth therein, whether or not arising in the ordinary course of business, other than as referred to in the Registration Statement or Prospectus, (C) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus or any amendment or supplement thereto, there shall have been no transaction, contract or agreement entered into by the Company, other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (D) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company that would be required to be set forth in Prospectus, other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company, other than as set forth in the Prospectus. The Representative shall have received at the Closing Date and any Option Closing Date certificates of each of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representative to the effect that the conditions set forth in this subsection have been satisfied and as to the accuracy and performance, as of the Closing Date or the Option Closing Date, as the case may be, of the agreements, representations and warranties of the Company set forth herein.

          (i) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Representative shall have received a letter addressed to the Representative, individually and as the Representative of the several Underwriters, and in form and substance satisfactory to the Representative in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (iii) below) from BDO Seidman, LLP, dated as of the date of this Agreement, the Closing Date or Option Closing Date, as the case may be:

               (i) confirming that they are independent public accountants within the meaning of the Act and the Regulations and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

               (ii) stating that, in their opinion, the financial statements of the Company audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

               (iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of the Company and audit and compensation committees of such Board, if any, and inquiries to certain officers and other employees of the Company who are responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited financial statements and related schedules of the Company included in the Registration Statement, if any, (I) do not comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations or (II) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited financial statements and related schedules included in the Registration Statement or (B)(I) at a specified date, not more than five business days prior to the date of such letter there was any change in the capital stock or short-term or long-term debt of the Company, or any decrease (increase) in net current assets, total assets or stockholders' equity as compared with the amounts shown in the December 31, 1995 unaudited balance sheet of the Company included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement and Prospectus, and (II) during the period from December 31, 1995 to a specified date not more than five business days prior to the date of such letter, there has been any decrease (increase), as compared with the corresponding period in the preceding year, in revenues, operating income or income before income taxes or in total or per share amounts of net income of the Company or, if there was any such change or decrease (increase), setting forth the amount of such change or decrease (increase); and

               (iv) stating that they have compared specific dollar amounts, numbers of shares and other information pertaining to the Company set forth in the Registration Statement and Prospectus that have been specified by the Representative prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company with the result obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

          (j) The Company shall have executed and delivered a Warrant Agreement in a form satisfactory to the Representative (the "Warrant Agreement") and there shall have been tendered to the Representative certificates representing all of the Representative's Warrant described in subsection (p) of Section 6, to be purchased by the Representative on the Closing Date.

          (k) At the Closing Date and any Option Closing Date, the Representative shall have been furnished such additional documents and certificates as they shall reasonably request.

          (l) No action shall have been taken by the NASD, the effect of which is to make it improper, at any time prior to the Closing Date or any Option Closing Date, for members of the NASD to execute transactions as principal or as agent in the Shares or to trade or deal in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending or, to the Company's or the Representatives' knowledge, shall be contemplated by the NASD.

     If any conditions to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date, shall not have been fulfilled, the Representative may on behalf of the several Underwriters terminate this Agreement or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

     9.   INDEMNIFICATION.

          (a) The Company and Larry W. Martin, jointly and severally (subject to the limitation set forth in the last sentence of this Section 9(a)), agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission which is based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

     Notwithstanding the foregoing, the aggregate liability of Mr. Martin pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by Mr. Martin from the sale of Mr. Martin's Shares hereunder.

          (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the parties against whom indemnification is being sought (the "Indemnifying Parties") in writing and the Indemnifying Parties shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Parties, (ii) the Indemnifying Parties shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Indemnifying Parties and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Parties (in which case the Indemnifying Parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Indemnifying Parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative and that all such fees and expenses shall be reimbursed as they are incurred). The Indemnifying Parties shall not be liable for any settlement of any such action effected without their written consent. If settled with such written consent, the Indemnifying Parties agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the Indemnifying Parties and an indemnified party shall have requested the Indemnifying Parties to reimburse the indemnified party for such fees and expenses of counsel as incurred, the Indemnifying Parties agree that they shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to the information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against any Underwriter, any such controlling person of any Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any preliminary prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Stockholder's expense), and each Underwriter, each such controlling person of any Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the Underwriters by paragraph (b) above. The liability of each Selling Stockholder under this paragraph (c) and paragraph (e) shall be limited to an amount equal to the net proceeds of the Shares sold by such Selling Stockholder to the Underwriters.

          (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by paragraph (b) above (except that if any Seller shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter by Section 9(b) hereof.

          (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
     Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date; and such representations, warranties and agreements of the Underwriters and the Company, including without limitation the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 7, 10, 11 and 14 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

     11.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

          (a) This Agreement shall become effective immediately as to Sections 7, 9, 10, 11 and 14 and, as to all other provisions, (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective, at 6:30 a.m., Pacific time, on the first business day following the Effective Date, or (ii) if at the time of execution and delivery of this Agreement the Registration Statement has been declared effective, at 6:30 a.m., Pacific time, on the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representative may determine by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this Section 10, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Representative of telegrams (i) advising the Underwriters that the shares are released for public offering or
     (ii) offering the Shares for sale to securities dealers, whichever may occur first. The Representative may prevent the provisions of this Agreement (other than those contained in Sections 7, 9, 10, 11 and 14) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in subsection (c) of this Section 10 before the time the other provisions of this Agreement become effective.

          (b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date as provided in Sections 8 and 12 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company, or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if such outbreak, calamity, crisis or change would, in the Representative's reasonable judgment, make it impractical or inadvisable to commence or continue the offering of the Shares; (iii) suspension of trading generally in securities on the New York Stock Exchange or the over-the-counter market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative's reasonable opinion materially and adversely affects trading on either such Exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative's reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by either federal or state authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Representatives' reasonable opinion has a material adverse effect on the securities markets in the United States; (vii) declaration of a moratorium in foreign exchange trading by major international banks or other institutions or (viii) trading in any securities of the Company shall have been suspended or halted by the NASD or the SEC.

          (c) If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this
     Section 11, the Representative shall notify the Company thereof promptly by telephone, telex, telegraph or facsimile, confirmed by letter.

     12.  DEFAULT BY AN UNDERWRITER.

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Offered Shares or Optional Shares hereunder, and if the Offered Shares or Optional Shares with respect to which such default relates do not exceed the aggregate of ten percent (10%) of the number of Offered Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase hereunder, then such Offered Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b) If such default relates to more than ten percent (10%) of the Offered Shares or Optional Shares, as the case may be, the Representative may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Offered Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representative does not arrange for the purchase of the Offered Shares or Optional Shares to which a default relates as provided in this Section 12 within 36 hours after such default, this Agreement may be terminated by the Representative or by the Company without liability on the part of the nondefaulting Underwriters (except as provided in Section 9 hereof) or the Company (except as provided in Sections 7 and 9 hereof), but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

          (c) If the Offered Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 12 with like effects as if it had originally been a party to this Agreement with respect to such Offered Shares or Optional Shares.

     13. INFORMATION FURNISHED BY UNDERWRITERS. The Representative, on behalf of the Underwriters, represents and warrants to the Company that the information appearing in any preliminary prospectus, the Prospectus or the Registration Statement (a) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering, (b) on the inside front cover page with respect to stabilization, (c) in the section entitled "Underwriting," and (d) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The parties acknowledge that this information constitutes the only information furnished in writing by or on behalf of any Underwriter for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement referred to in subsection (b) of Section 1 hereof and subsections (a) and (b) of Section 9 hereof.

     14. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o Cruttenden Roth Incorporated, 18301 Von Karman, Irvine, California 97215-1009, Attention: President, with a copy to Heller, Ehrman, White & McAuliffe, 6100 Columbia Center, 701 Fifth Avenue, Seattle, Washington 98104-7098, Attention: Michael J. Erickson; if sent to the Company shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Data Dimensions, Inc., 777 108th Avenue N.E., Bellevue, Washington 98004, Attention: President, with a copy to Garvey, Schubert & Barer, 1191 Second Avenue, Suite 1800, Seattle, Washington 98101-2939, Attention: Bruce A. Robertson.

     15. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

     16. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     18. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and performed entirely within such State.

     If the foregoing correctly sets forth the understanding among the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Underwriters and the Company.


                                   Very truly yours,

                                   DATA DIMENSIONS, INC.


                                   By:
                                      ------------------------------------------
                                      Its
                                         ---------------------------------------


                                   THE SELLING STOCKHOLDERS
                                   NAMED IN SCHEDULE II HERETO


                                   By:
                                      ------------------------------------------
                                      Attorney-in-Fact



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


   CRUTTENDEN ROTH INCORPORATED


   By:
      ------------------------------
       Its
          --------------------------

   Acting severally on behalf of itself and the several Underwriters named in
Schedule I hereto

                                   SCHEDULE I

                                  UNDERWRITERS


                                      NUMBER OF OFFERED SHARES
     UNDERWRITER                           TO BE PURCHASED
     -----------                           ---------------

                                   SCHEDULE II

                              SELLING STOCKHOLDERS

                                  SCHEDULE III

                      PERSONS SUBJECT TO LOCKUP AGREEMENTS


        NAME                                LOCKUP PERIOD
        ----                                -------------